The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        Subject to Completion, Pricing Supplement dated August 25, 2004

PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 86 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                           Dated                    , 2004
                                                                 Rule 424(b)(3)

                                  $
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                                --------------
                         7% SPARQS due November 1, 2005
                          Mandatorily Exchangeable for
                   Shares of Common Stock of BIOGEN IDEC INC.
      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 7% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Biogen common stock, subject to our right to call the SPARQS for cash
at any time beginning April   , 2005.

o    The principal amount and issue price of each SPARQS is $            ,
     which is equal to the NASDAQ official closing price of Biogen common stock on the day we price the SPARQS for initial sale to the public.

o    We will pay 7% interest (equivalent to $         per year) on the
     $       principal amount of each SPARQS. Interest will be paid quarterly, beginning February 1, 2005.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Biogen common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Biogen. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Biogen common stock.

o    Beginning April   , 2005, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call which is expected to be 19% to 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Biogen common stock. You will not have the right to exchange your SPARQS for Biogen common stock prior to maturity.

o Biogen Idec Inc. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "BIS" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                           --------------------------
                           PRICE $         PER SPARQS
                           --------------------------

                                     Price to        Agent's        Proceeds to
                                     Public(1)    Commissions(2)     Company(1)
                                     ---------    --------------    -----------
Per SPARQS......................         $              $                $
Total...........................         $              $                $

---------
(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Biogen Idec Inc., which we refer to as Biogen Stock, subject to our
right to call the SPARQS for cash at any time on or after April     , 2005.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $             We, Morgan Stanley, are offering 7% Stock
                                Participation Accreting Redemption
                                Quarterly-pay Securities(SM) due November 1,
                                2005, Mandatorily Exchangeable for Shares of
                                Common Stock of Biogen Idec Inc., which we
                                refer to as the SPARQS. The principal amount
                                and issue price of each SPARQS is $        ,
                                which is equal to the NASDAQ official closing price of Biogen Stock on the day we price the SPARQS for initial sale to the public.

                                The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of         Unlike ordinary debt securities, the SPARQS do
principal                       not guarantee any return of principal at
                                maturity. Instead the SPARQS will pay an amount of Biogen Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Biogen
                                Stock. If at maturity (including upon an acceleration of the SPARQS) the NASDAQ official closing price of Biogen Stock has declined from the NASDAQ official closing price on the day we price the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

7% interest on the principal    We will pay interest on the SPARQS, at the rate
amount                          of 7% of the principal amount per year,
                                quarterly on February 1, 2005, May 1, 2005,
                                August 1, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Biogen Stock.

Payout at maturity              If we have not called the SPARQS and the
                                maturity of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of Biogen Stock equal to the exchange ratio for each $ principal amount of SPARQS you hold. The initial exchange ratio is one share of Biogen
                                Stock per SPARQS, subject to adjustment for certain corporate events relating to Biogen
                                Idec

                                Inc., which we refer to as Biogen. You do not have the right to exchange your SPARQS for Biogen Stock prior to maturity.

                                You can review the historical prices of Biogen Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                If October 22, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may   The return investors realize on the SPARQS may
be limited by our call right    be limited by our call right. We have the right
                                to call all of the SPARQS at any time beginning
                                April , 2005, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 19% to 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public.

                                You should not expect to obtain a total yield (including interest payments) of more than 19% to 22% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Biogen Stock or an amount based upon the NASDAQ official closing price of Biogen Stock.

                                The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 19% to 22% per annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the
                                following:

                                o  send a notice announcing that we have
                                   decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on April   ,
                                2005, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call
                                date, would be $       per SPARQS. If we were
                                to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $ per SPARQS.

The yield to call on the        The yield to call on the SPARQS is expected to
SPARQS is expected to be 19%    be 19% to 22% per annum, and will be determined
to 22%                          on the day we price the SPARQS for initial sale
                                to the public. This means that the annualized rate of return that you will receive on the issue price of the SPARQS if we call the SPARQS is expected to be 19% to 22% per annum. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 19% to 22% per annum.

The maturity date of the        The maturity date of the SPARQS will be
SPARQS may be accelerated       accelerated upon the occurrence of either of
                                the following events:

                                   o  a price event acceleration, which will
                                      occur if the NASDAQ official closing
                                      price of Biogen Stock on any two
                                      consecutive trading days is less than
                                      $2.00 (subject to adjustment for certain corporate events related to Biogen); and

                                   o  an event of default acceleration, which
                                      will occur if there is an event of
                                      default with respect to the SPARQS.

                                The amount payable to you will differ depending on the reason for the acceleration.

                                   o  If there is a price event acceleration,
                                      we will owe you (i) a number of shares of Biogen Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                   o  If there is an event of default
                                      acceleration and if we have not already
                                      called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of (x) the NASDAQ official closing price of Biogen Stock, as of the date of such acceleration and (y) the then current exchange ratio and (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                      o  If we have already called the SPARQS in
                                         accordance with our call right, we will
                                         owe you (i) the call price and (ii)
                                         accrued but unpaid interest to the date
                                         of acceleration.

                                The amount payable to you if the maturity of
                                the SPARQS is accelerated may be substantially
                                less than the $       principal amount of the
                                SPARQS.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the common    Biogen Stock, such as a stock-for-stock merger
stock of companies other than   where Biogen is not the surviving entity, you
Biogen                          will receive at maturity the common stock of a
                                successor corporation to Biogen. Following certain other corporate events relating to Biogen Stock, such as a merger event where holders of Biogen Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Biogen
                                Stock, you will receive at maturity the common stock of three companies in the same industry group as Biogen in lieu of, or in addition to, Biogen Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank (formerly known as The Chase
                                Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Biogen Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to
                                Biogen Stock that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments."

No affiliation with Biogen      Biogen is not an affiliate of ours and is not
                                involved with this offering in any way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Biogen.

Where you can find more         The SPARQS are senior notes issued as part of
information on the SPARQS       our Series C medium-term note program. You can
                                find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 Please contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Biogen Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary         The SPARQS combine features of equity and debt.
senior notes -- no              The terms of the SPARQS differ from those of
guaranteed return of            ordinary debt securities in that we will not
principal                       pay you a fixed amount at maturity. Our payout
                                to you at the scheduled maturity date will be a number of shares of Biogen Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the NASDAQ official closing price of Biogen Stock at maturity (including upon an acceleration of the SPARQS) is less than the NASDAQ official closing price on the day we price the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Biogen Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS is
potential is limited by         limited by our call right. The $         issue
our call right                  price of one SPARQS is equal to the closing
                                price of one share of Biogen Stock on the day
                                we price the SPARQS for initial sale to the
                                public. If we exercise our call right, you will
                                receive the cash call price described under
                                "Description of SPARQS--Call Price" below and
                                not Biogen Stock or an amount based upon the
                                NASDAQ official closing price of Biogen Stock.
                                The payment you will receive in the event that
                                we exercise our call right will depend upon the
                                call date and will be an amount of cash per
                                SPARQS that, together with all of the interest
                                paid on the SPARQS to and including the call
                                date, represents a yield to call of 19% to 22%
                                per annum on the issue price of the SPARQS from
                                the date of issuance to but excluding the call
                                date. The yield to call will be determined on
                                the day we price the SPARQS for initial sale to
                                the public. We may call the SPARQS at any time
                                on or after April   , 2005, including on the
                                maturity date. You should not expect to obtain a total yield (including interest payments) of more than 19% to 22% per annum on the issue price of the SPARQS to the call date.

Secondary trading               There may be little or no secondary market for
may be limited                  the SPARQS. Although we will apply to list the
                                SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so. If at any time MS
                                & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed.

Market price of the             Several factors, many of which are beyond our
SPARQS will be                  control, will influence the value of the
influenced by many              SPARQS. We expect that generally the trading
unpredictable factors           price of Biogen Stock on any day will affect
                                the value of the SPARQS more than any other
                                single factor. However, because we have the
                                right to call the SPARQS at any time beginning
                                April   , 2005 for a call price that is not
                                linked to the NASDAQ official closing price of Biogen Stock, the SPARQS may trade differently from Biogen Stock. Other factors that may influence the value of the SPARQS include:

                                o the volatility (frequency and magnitude of changes in price) of Biogen Stock

                                o  geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and that may affect the trading price of Biogen Stock

                                o  interest and yield rates in the market

                                o the time remaining until we can call the SPARQS and until the SPARQS mature

                                o  the dividend rate on Biogen Stock

                                o  our creditworthiness

                                o the occurrence of certain events affecting Biogen that may or may not require an adjustment to the exchange ratio

                                Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Biogen Stock is at, below, or not sufficiently above the initial closing price.

                                You cannot predict the future performance of Biogen Stock based on its historical performance. The price of Biogen Stock may decrease so that you will receive at maturity an amount of Biogen Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Biogen Stock will increase so that you will receive at maturity an amount of Biogen Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Biogen Stock, and your yield to the call date (including all of the interest paid on the SPARQS) is expected to be 19% to 22% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Biogen Stock.

The inclusion of                Assuming no change in market conditions or any
commissions and                 other relevant factors, the price, if any, at
projected profit from           which MS & Co. is willing to purchase SPARQS in
hedging in the original         secondary market transactions will likely be
issue price is likely to        lower than the original issue price, since the
adversely affect secondary      original issue price included, and secondary
market prices                   market prices are likely to exclude,
                                commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS accelerate,       The maturity of the SPARQS will be accelerated
you may receive an amount       if there is a price event acceleration or an
worth substantially less        event of default acceleration. The amount
than the principal amount       payable to you if the maturity of the SPARQS is
of the SPARQS                   accelerated will differ depending on the reason
                                for the acceleration and may be substantially less than the principal amount of the SPARQS.
                                See "Description of SPARQS--Price Event
                                Acceleration" and "Description of
                                SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not           Biogen is not an affiliate of ours and is not
affiliated with Biogen          involved with this offering in any way.
                                Consequently, we have no ability to control the actions of Biogen, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Biogen has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Biogen.

Morgan Stanley may              We or our affiliates may presently or from time
engage in business with or      to time engage in business with Biogen without
involving Biogen without        regard to your interests, including extending
regard to your interests        loans to, or making equity investments in,
                                Biogen or providing advisory services to Biogen, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Biogen. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Biogen. These research reports may or may not recommend that investors buy or hold
                                Biogen Stock.

You have no shareholder         Investing in the SPARQS is not equivalent to
rights                          investing in Biogen Stock. As an investor in
                                the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Biogen Stock. In addition, you do not have the right to exchange your SPARQS for Biogen
                                Stock prior to maturity.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the           Biogen Stock, such as a merger event where
common stock of                 holders of Biogen Stock would receive all or a
companies other than            substantial portion of their consideration in
Biogen                          cash or a significant cash dividend or
                                distribution of property with respect to Biogen
                                Stock, you will receive at maturity the common stock of three companies in the same industry group as Biogen in lieu of, or in addition to, Biogen Stock. Following certain other corporate events, such as a stock-for-stock merger where
                                Biogen is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Biogen. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution                MS & Co., as calculation agent, will adjust the
adjustments the                 amount payable at maturity for certain events
calculation agent is            affecting Biogen Stock, such as stock splits
required to make do not         and stock dividends, and certain other
cover every corporate           corporate actions involving Biogen, such as
event that could affect         mergers. However, the calculation agent will
Biogen Stock                    not make an adjustment for every corporate
                                event that could affect Biogen Stock. For example, the calculation agent is not required to make any adjustments if Biogen or anyone else makes a partial tender or partial exchange offer for Biogen Stock. If an event occurs that does not require the calculation agent to adjust the amount of Biogen Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of       The economic interests of the calculation agent
the calculation agent and       and other of our affiliates are potentially
other of our affiliates are     adverse to your interests as an investor in the
potentially adverse to your     SPARQS.
interests
                                As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments" and "--Price Event Acceleration."

                                The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity    MS & Co. and other affiliates of ours will
by the calculation agent and    carry out hedging activities related to the
its affiliates could            SPARQS, including trading in Biogen Stock as
potentially affect the value    well as in other instruments related to Biogen
of the SPARQS                   Stock. MS & Co. and some of our other
                                subsidiaries also trade Biogen Stock and other financial instruments related to Biogen Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the SPARQS for initial sale to the public could potentially affect the price of Biogen Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Biogen Stock must close before you would receive at maturity an amount of Biogen Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Biogen Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Biogen Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization    You should also consider the U.S. federal
of the SPARQS for U.S.          income tax consequences of investing in the
federal income tax purposes     SPARQS. There is no direct legal authority as
is uncertain, the material      to the proper tax treatment of the SPARQS, and
U.S. federal income tax         consequently our special tax counsel is unable
consequences of an              to render an opinion as to their proper
investment in the SPARQS are    characterization for U.S. federal income tax
uncertain                       purposes. Therefore, significant aspects of the
                                tax treatment of the SPARQS are uncertain.
                                Pursuant to the terms of the SPARQS and subject to the discussion under "Description of SPARQS--United States Federal Income
                                Taxation--Non-U.S. Holders," you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                                "Description of SPARQS--United States Federal
                                Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Biogen Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue
                                Service (the "IRS") were successful in
                                asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Biogen
                                Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                                "Description of SPARQS--United States Federal
                                Income Taxation."

                                If you are a foreign investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each
$           principal amount of our 7% SPARQS due November 1, 2005, Mandatorily
Exchangeable for Shares of Common Stock of Biogen Idec Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount..... $

Maturity Date.................. November 1, 2005, subject to acceleration as described below in "--Price Event Acceleration" and "--Alternate Exchange Calculation in Case of an Event of Default" and subject to extension if the Final Call Notice Date is postponed in accordance with the following paragraph.

                                If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate.................. 7% per annum (equivalent to $       per annum
                                per SPARQS)

Interest Payment Dates......... February 1, 2005, May 1, 2005, August 1, 2005
                                and the Maturity Date.

                                If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on November 1, 2005, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.................... The Record Date for each Interest Payment Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency............. U.S. dollars

Issue Price.................... $         per SPARQS

Original Issue Date
(Settlement Date)..............                      , 2004

CUSIP Number................... 61746S455

Denominations.................. $         and integral multiples thereof

Morgan Stanley Call Right...... On any scheduled Trading Day on or after April
                                     , 2005 or on the Maturity Date (including
                                the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date..... The scheduled Trading Day on which we issue our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date......... October 22, 2005; provided that if October 22,
                                2005 is not a Trading Day or if a Market
                                Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date...................... The day specified by us in our notice of mandatory exchange, on which we will deliver
                                cash to DTC, as holder of the SPARQS, for
                                mandatory exchange, which day may be any
                                scheduled Trading Day on or after April   ,
                                2005 or the Maturity Date (including the
                                Maturity Date as it may be extended and
                                regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price..................... The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 19% to 22% per annum, computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS on April , 2005 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                Call Date                             Call Price
                                -----------------------------------   ----------
                                April   , 2005.....................   $
                                May 1, 2005........................   $
                                August 1, 2005.....................   $
                                November 1, 2005...................   $

                                The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or after
                                April   , 2005 or on the Maturity Date
                                (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                For more information regarding the
                                determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call.................. The Yield to Call on the SPARQS is expected to be 19% to 22% per annum, and will be determined on the day we price the SPARQS for initial sale to the public. This means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 19% to 22% per annum. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 19% to 22% per annum. See Annex A to this pricing supplement.

Exchange at the Maturity Date.. Unless we have called the SPARQS or their maturity has accelerated, at the scheduled
                                Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $ principal amount of each SPARQS as payment for, and will deliver, a number of shares of Biogen Stock at the Exchange Ratio.

                                We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Biogen Stock to be delivered with respect to the
                                $           principal amount of each SPARQS
                                and (ii) deliver such shares of Biogen Stock
                                (and cash in respect of interest and any fractional shares of Biogen Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration....... If on any two consecutive Trading Days during the period prior to and ending on the third
                                Business Day immediately preceding the Maturity Date, the product of the Closing Price per share of Biogen Stock and the Exchange Ratio is less than $2.00, the Maturity Date of the SPARQS will be deemed to be accelerated to the third Business Day immediately following such second Trading Day (the "date of acceleration"). See "--Exchange Ratio" below. Upon such acceleration, with respect to the
                                $           principal amount of each SPARQS,
                                we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                   o a number of shares of Biogen Stock at the then current Exchange Ratio; and

                                   o  accrued but unpaid interest to but
                                      excluding the date of acceleration plus
                                      an amount of cash, as determined by the
                                      Calculation Agent, equal to the sum of
                                      the present values of the remaining
                                      scheduled payments of interest on the
                                      SPARQS (excluding any portion of such
                                      payments of interest accrued to the date of acceleration) discounted to the date of acceleration at the yield that would be applicable to a non-interest bearing, senior unsecured debt obligation of ours with a comparable term.

                                We expect such shares and cash will be
                                distributed to investors on the date of
                                acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                Investors will not be entitled to receive the
                                return of the $         principal amount of
                                each SPARQS upon a Price Event Acceleration.

No Fractional Shares........... Upon delivery of the SPARQS to the Trustee at maturity, we will deliver the aggregate number of shares of Biogen Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Biogen Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Biogen Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio................. 1.0, subject to adjustment for certain corporate events relating to Biogen. See
                                "--Antidilution Adjustments" below.

Closing Price.................. The Closing Price for one share of Biogen Stock
                                (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                   o  if Biogen Stock (or any such other
                                      security) is listed or admitted to
                                      trading on a national securities
                                      exchange, the last reported sale price,
                                      regular way, of the principal trading
                                      session on such day on the principal
                                      United States securities exchange
                                      registered under the Securities Exchange
                                      Act of 1934, as amended (the "Exchange
                                      Act"), on which Biogen Stock (or any such other security) is listed or admitted to trading,

                                   o  if Biogen Stock (or any such other
                                      security) is a security of the Nasdaq
                                      National Market (and provided that the
                                      Nasdaq National Market is not then a
                                      national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                   o  if Biogen Stock (or any such other
                                      security) is neither listed or admitted
                                      to trading on any national securities
                                      exchange nor a security of the Nasdaq
                                      National Market but is included in the
                                      OTC Bulletin Board Service (the "OTC
                                      Bulletin Board") operated by the National
                                      Association of Securities Dealers, Inc.
                                      (the "NASD"), the last reported sale
                                      price of the principal trading session on the OTC Bulletin Board on such day.

                                If Biogen Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Biogen Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Biogen Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Biogen Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day.................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note.............. Book Entry. The SPARQS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
Subordinated Note.............. Senior

Trustee........................ JPMorgan Chase Bank (formerly known as The
                                Chase Manhattan Bank)

Agent.......................... MS & Co.

Calculation Agent.............. MS & Co.

                                All determinations made by the Calculation
                                Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                All calculations with respect to the Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments....... The Exchange Ratio will be adjusted as follows:

                                1. If Biogen Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Biogen Stock.

                                2. If Biogen Stock is subject (i) to a stock dividend (issuance of additional shares of Biogen Stock) that is given ratably to all holders of shares of Biogen Stock or (ii) to a distribution of Biogen Stock as a result of the triggering of any provision of the corporate charter of Biogen, then once the dividend has become effective and Biogen Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Biogen Stock and (ii) the prior Exchange Ratio.

                                3. If Biogen issues rights or warrants to all holders of Biogen Stock to subscribe for or purchase Biogen Stock at an exercise price per share less than the Closing Price of Biogen Stock on both (i) the date the exercise price of such rights or warrants is determined and
                                (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Biogen Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Biogen Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Biogen Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Biogen Stock which the aggregate offering price of the total number of shares of Biogen Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                4. There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Biogen Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                Dividend" means each of (a) the full amount per share of Biogen Stock of any cash dividend or special dividend or distribution that is identified by Biogen as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Biogen as an extraordinary or special dividend or distribution) distributed per share of Biogen Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Biogen Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Biogen Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Biogen Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of Biogen Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Biogen Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Biogen Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause
                                (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Biogen Stock described in clause (i), (iv) or
                                (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                5. Any of the following shall constitute a Reorganization Event: (i) Biogen Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Biogen, (ii) Biogen has been subject to any merger, combination or consolidation and is not the surviving entity,
                                (iii) Biogen completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Biogen is liquidated, (v) Biogen issues to all of its shareholders equity securities of an issuer other than Biogen (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) Biogen Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Biogen Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $ principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                   (a) if Biogen Stock continues to be
                                   outstanding, Biogen Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

                                   (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for Biogen Stock, the number of shares of the New Stock received with respect to one share of Biogen Stock multiplied by the Exchange Ratio for Biogen Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

                                   (c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                      (i) if the combined value of the amount
                                      of Non-Stock Exchange Property received
                                      per share of Biogen Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the "Non-Stock Exchange Property Value"), by holders of Biogen Stock is less than 25% of the Closing Price of Biogen Stock on the Trading Day immediately prior to the effective date of such Reorganization Event, a number of shares of Biogen Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Closing Prices of Biogen Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Exchange Ratio in effect for Biogen Stock on the Trading Day immediately prior to the effective date of such Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of Biogen Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Exchange Ratio in subparagraph (a) above and/or the New Stock Exchange Ratio in subparagraph (b) above, as applicable, or

                                      (ii) if the Non-Stock Exchange Property
                                      Value is equal to or exceeds 25% of the
                                      Closing Price of Biogen Stock on the
                                      Trading Day immediately prior to the
                                      effective date relating to such
                                      Reorganization Event or, if Biogen Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a "Reference Basket Event"), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value multiplied by the Exchange Ratio in effect for Biogen Stock on the Trading Day immediately prior to the effective date of such Reorganization Event. The "Reference Basket Stocks" will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of such index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same primary Standard Industrial
                                      Classification Code ("SIC Code") as
                                      Biogen; provided, however, that a
                                      Reference Basket Stock will not include
                                      any stock that is subject to a trading
                                      restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the SPARQS with respect to such stock (a "Hedging Restriction"); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500 Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the Calculation Agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for Biogen. Each Reference Basket Stock will be assigned a Basket Stock Exchange

                                      Ratio equal to the number of shares of
                                      such Reference Basket Stock with a
                                      Closing Price on the effective date of
                                      such Reorganization Event equal to the
                                      product of (a) the Non-Stock Exchange
                                      Property Value, (b) the Exchange Ratio in effect for Biogen Stock on the Trading Day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

                                Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect
                                to the $           principal amount of each
                                SPARQS will be the sum of:

                                   (x) if applicable, Biogen Stock at the
                                       Exchange Ratio then in effect; and

                                   (y) if applicable, for each New Stock, such
                                       New Stock at the New Stock Exchange
                                       Ratio then in effect for such New Stock;
                                       and

                                   (z) if applicable, for each Reference Basket
                                       Stock, such Reference Basket Stock at
                                       the Basket Stock Exchange Ratio then in
                                       effect for such Reference Basket Stock.

                                In each case, the applicable Exchange Ratio
                                (including for this purpose, any New Stock
                                Exchange Ratio or Basket Stock Exchange Ratio) will be determined by the Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above,
                                (i) references to "Biogen Stock" under "--No
                                Fractional Shares," "--Closing Price" and
                                "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Biogen Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Biogen Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                No adjustment to any Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                No adjustments to the Exchange Ratio or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of Biogen Stock, including, without limitation, a partial tender or exchange offer for Biogen Stock.

                                The Calculation Agent shall be solely
                                responsible for the determination and
                                calculation of any adjustments to the Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                The Calculation Agent will provide information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the SPARQS.

Market Disruption Event........ "Market Disruption Event" means, with respect to Biogen Stock:

                                   (i) a suspension, absence or material
                                   limitation of trading of Biogen Stock on the primary market for Biogen Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Biogen Stock as a result of which the reported trading prices for Biogen Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Biogen Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation
                                   Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                For purposes of determining whether a Market
                                Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Biogen Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Biogen Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Biogen Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
  Calculation in Case
  of an Event of Default....... In case an event of default with respect to the
                                SPARQS shall have occurred and be continuing, the amount declared due and payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of Biogen Stock (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Biogen Stock; Public
Information.................... Biogen Idec Inc. is a leader in the development, manufacturing, and
                                commercialization of novel therapies in
                                oncology and immunology. Biogen Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Biogen pursuant to the Exchange Act can be located by reference to Commission file number 0-19311. In addition, information regarding Biogen may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                This pricing supplement relates only to the SPARQS offered hereby and does not relate to Biogen Stock or other securities of Biogen. We have derived all disclosures contained in this pricing supplement regarding Biogen from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Biogen. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Biogen is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Biogen Stock (and therefore the price of Biogen Stock at the time we price the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Biogen could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                Neither we nor any of our affiliates makes any representation to you as to the performance of Biogen Stock.

                                We and/or our affiliates may presently or from time to time engage in business with Biogen, including extending loans to, or making equity investments in, Biogen or providing advisory services to Biogen, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Biogen, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Biogen, and the reports may or may not recommend that investors buy or hold Biogen Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Biogen as in your judgment is appropriate to make an informed decision with respect to an investment in Biogen Stock.

Historical Information......... The following table sets forth the published high and low Closing Prices of Biogen Stock during 2001, 2002, 2003 and 2004 through August 25, 2004. The Closing Price of Biogen Stock on August 25, 2004 was $59.83. We obtained the Closing Prices and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical prices of Biogen Stock as an indication of future performance. The price of Biogen Stock may decrease so that at maturity you will receive an amount of Biogen Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Biogen Stock will increase so that at maturity you will receive an amount of Biogen Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of Biogen Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                High      Low
                                                              -------   -------
                                (CUSIP 09062X103)
                                2001
                                First Quarter................ $ 66.81   $ 38.44
                                Second Quarter...............   74.57     35.69
                                Third Quarter................   68.03     45.34
                                Fourth Quarter...............   72.23     48.82
                                2002
                                First Quarter................   70.96     51.95
                                Second Quarter...............   65.55     31.84
                                Third Quarter................   46.77     30.15
                                Fourth Quarter...............   46.57     32.29
                                2003
                                First Quarter................   36.05     28.09
                                Second Quarter...............   41.54     30.09
                                Third Quarter................   38.55     31.88
                                Fourth Quarter...............   39.26     32.15
                                2004
                                First Quarter................   59.21     36.94
                                Second Quarter...............   63.54     55.03
                                Third Quarter
                                  (through August 25, 2004)..   62.77     53.83

                                Biogen has not paid cash dividends on Biogen
                                Stock to date. We make no representation as to the amount of dividends, if any, that Biogen will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Biogen Stock.

Use of Proceeds and Hedging.... The net proceeds we receive from the sale of the SPARQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                On or prior to the day we price the SPARQS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the SPARQS by taking positions in Biogen Stock, in options contracts on Biogen Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of Biogen Stock, and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Biogen Stock must close before you would receive at maturity an amount of Biogen Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Biogen Stock, options contracts on Biogen Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Biogen Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
  Concerning Plan of
  Distribution................. Under the terms and subject to the conditions contained in the U.S. distribution agreement
                                referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original
                                Issue Date. The Agent may allow a concession
                                not in excess of $       per SPARQS to other
                                dealers. After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                We expect to deliver the SPARQS against payment therefor in New York, New York on
                                2004, which will be the fifth Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Biogen Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Biogen Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension
  Plans and Insurance
  Companies.................... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue

                                Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in
                                interest with respect to many Plans, the SPARQS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning Biogen Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal
Income Taxation................ The following summary is based on the advice of
                                Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the SPARQS (and the components thereof) that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., taxpayers who are not U.S. Holders, as defined below (except as pertains to the withholding tax), certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. Additionally, except as pertains to the withholding tax described below under "--Non-U.S. Holders," the effect of the U.S. federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the SPARQS by non-U.S. investors is not discussed.

                                General

                                Pursuant to the terms of the SPARQS and subject to the discussion below under "--Non-U.S. Holders," we and every investor in the SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a terminable contract (the "Terminable Forward Contract") that (a) requires an investor in a SPARQS (subject to the Morgan Stanley Call Right) to purchase, and us to sell, for an amount equal to the Issue Price (the "Forward Price"), Biogen Stock at maturity and (b) allows us, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase Biogen Stock (the "Deposit"), which Deposit bears a quarterly compounded yield of
                                     % per annum, which yield is based on our
                                cost of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price between the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                U.S. Holders

                                As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or
                                (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                Tax Treatment of the SPARQS

                                Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                Settlement of the Terminable Forward Contract. Upon maturity of the Terminable Forward Contract, a U.S. Holder would, pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of Biogen Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Biogen Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees, which will be taxed as described above under "--Quarterly Payments on the SPARQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                With respect to any Biogen Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Biogen Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Biogen Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Biogen Stock received, as of the Maturity Date. The holding period for any Biogen Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Biogen Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                Assuming the characterization of the Price
                                Event Acceleration described above, a U.S.
                                Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Biogen Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                Sale, Exchange or Early Retirement of the
                                SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S.

                                Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                Possible Alternative Tax Treatments of an
                                Investment in the SPARQS

                                Due to the absence of authorities that directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Biogen Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                Backup Withholding and Information Reporting

                                Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or otherwise complies with the applicable requirements of the information reporting rules.

                                Non-U.S. Holders

                                This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a SPARQS that is for U.S. federal income tax purposes:

                                   o  a nonresident alien individual;

                                   o  a foreign corporation; or

                                   o  a foreign trust or estate.

                                Notwithstanding the treatment of the SPARQS as an investment unit consisting of a Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a Non-U.S. Holder will generally be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a SPARQS must comply with certification requirements to establish that it is not a United States Person and is claiming a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of April 1, 2005, May 15, 2005 and November 1, 2005 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: September 30, 2004
     o Interest Payment Dates: February 1, 2005, May 1, 2005, August 1, 2005 and the Maturity Date
     o Yield to Call: 21% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $60.00 per SPARQS
     o    Interest Rate: 7% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 21% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                     1
Discount Factor = -------, where x is the number of years from the Original Issue Date to and including the applicable payment date.
                  1.21(x)

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of April 1, 2005 is $1.9601 ($1.3241+ $.6360).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of April 1, 2005, the present value of the Call Price is $58.0399 ($60.00 - $1.9601).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of April 1, 2005, the Call Price is therefore $63.8777, which is the amount that if paid on April 1, 2005 has a present value on the Original Issue Date of $58.0399, based on the applicable Discount Factor.

                                     o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                     Call Date of April 1, 2005

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                        Accrued but                                                                      of Cash
                                          Unpaid                                Days from   Years from     Discount    Received on
                      Issue   Interest   Interest                  Total Cash   Original     Original       Factor     Payment Date
                      Price   Payments  Received on  Call Price   Received on     Issue     Issue Date    at Yield to   at Yield to
    Payment Date      Paid    Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)     Call(3)       Call
------------------  --------  --------  -----------  -----------  ------------  ---------  -------------  -----------  -------------
September 30, 2004  ($60.00)     --          --           --            --           0         .00000      100.000%       --

February 1, 2005      --      $ 1.4117       --           --        $ 1.4117       121         .33611       93.794%      $ 1.3241

Call Date
  (April 1, 2005)     --         --       $  .7000        --        $  .7000       181         .50278       90.861%      $  .6360

Call Date
  (April 1, 2005)     --         --          --        $63.8777     $63.8777       181         .50278       90.861%      $58.0399

Total amount received on the Call Date: $64.5777                                                              Total:     $60.0000

Total amount received over the term of the SPARQS: $65.9894

------------------
1    The Call Price of $63.8777 is the dollar amount that has a present value of $58.0399, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 21% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $60.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.21(x)

                                                      Call Date of May 15, 2005

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                        Accrued but                                                                      of Cash
                                          Unpaid                                Days from   Years from     Discount    Received on
                      Issue   Interest   Interest                  Total Cash   Original     Original       Factor     Payment Date
                      Price   Payments  Received on  Call Price   Received on     Issue     Issue Date    at Yield to   at Yield to
    Payment Date      Paid    Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)     Call(3)       Call
------------------  --------  --------  -----------  -----------  ------------  ---------  -------------  -----------  -------------
September 30, 2004  ($60.00)    --           --          --            --            0         .00000      100.000%        --

February 1, 2005      --      $ 1.4117       --          --          $ 1.4117      121         .33611       93.794%      $ 1.3241

May 1, 2005           --      $ 1.0500       --          --          $ 1.0500      211         .58611       89.429%      $  .9390

Call Date
  (May 15, 2005)      --        --       $  .1633        --          $  .1633      225         .62500       88.769%      $  .1450

Call Date
  (May 15, 2005)      --        --           --        $64.8784      $64.8784      225         .62500       88.769%      $57.5919

Total amount received on the Call Date: $65.0417                                                              Total:     $60.0000

Total amount received over the term of the SPARQS: $67.5034

------------------
1    The Call Price of $64.8784 is the dollar amount that has a present value of $57.5919, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 21% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $60.00.

2    Based upon a 360-day year of twelve 30-day months.

                           1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.21(x)

                                            Call Date of November 1, 2005 (Maturity Date)

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                        Accrued but                                                                      of Cash
                                          Unpaid                                Days from   Years from     Discount    Received on
                      Issue   Interest   Interest                  Total Cash   Original     Original       Factor     Payment Date
                      Price   Payments  Received on  Call Price   Received on     Issue     Issue Date    at Yield to   at Yield to
    Payment Date      Paid    Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)     Call(3)       Call
------------------  --------  --------  -----------  -----------  ------------  ---------  -------------  -----------  -------------
September 30, 2004  ($60.00)   --            --          --          --              0         .00000      100.000%        --

February 1, 2005      --      $ 1.4117       --          --        $ 1.4117        121         .33611       93.794%      $ 1.3241

May 1, 2005           --      $ 1.0500       --          --        $ 1.0500        211         .58611       89.429%      $  .9390

August 1, 2005        --      $ 1.0500       --          --        $ 1.0500        301         .83611       85.267%      $  .8953

Call Date
  (November 1, 2005)  --        --        $ 1.0500       --        $ 1.0500        391        1.08611       81.299%      $  .8536

Call Date
  (November 1, 2005)  --        --           --       $68.8668     $68.8668        391        1.08611       81.299%      $ 55.988

Total amount received on the Call Date: $69.9168                                                              Total:     $60.0000

Total amount received over the term of the SPARQS: $73.4285

------------------
1    The Call Price of $68.8668 is the dollar amount that has a present value of $55.9880, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 21% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $60.00.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and including the applicable payment date.
                       1.21(x)